Exhibit 5.1

July 10, 2013

Federal-Mogul Corporation

26555 Northwestern Highway

Southfield, Michigan 48033

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Federal-Mogul Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-3 (File No. 333-187424), as may be amended from time to time (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement contains a prospectus (the “Prospectus”), which was supplemented by a Prospectus Supplement, dated June 7, 2013 (as amended and supplement, the “Prospectus Supplement”) that was furnished to holders of record of the Company’s common stock in connection with the issuance by the Company to such eligible stockholders of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to 51,124,744 shares of the Company’s Common Stock. The Registration Statement relates to (i) the Rights and (ii) the shares of Common Stock that may be issued and sold by the Company upon the exercise of the Rights.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection therewith, we have reviewed originals or copies certified or otherwise identified to our satisfaction of (1) the Registration Statement, as amended to the date hereof, (2) the Prospectus and the Prospectus Supplement, (3) the form of certificate representing the Rights, (4) the form of common stock certificate, (5) the Second Amended and Restated Certificate of Incorporation of the Company, (6) the Second Amended and Restated By-Laws of the Company, (7) resolutions, minutes and records of the corporate proceedings of the Company with respect to the Rights Offering and the issuance of the shares of Common Stock upon exercise of the Rights, and (8) such other documents, certificates, corporate records, opinions and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Federal-Mogul Corporation

July 10, 2013

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied, to the extent we deem such reliance proper and without independent investigation, upon certificates, statements and representations of officers and other representatives of the Company and upon certificates of public officials.

Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock issuable upon exercise of the Rights are duly authorized, and when such shares are issued and delivered upon the exercise of Rights and the receipt of the consideration payable therefore in accordance with their terms as described in the Registration Statement, Prospectus and the Prospectus Supplement, such shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinion set forth in this letter is based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof. This opinion letter is solely for the Company’s benefit in connection with the offer, issuance and sale of the common stock pursuant to the Rights as set forth in the Registration Statement and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus and Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP